EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 22, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (February 2011 – January 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	4.4%	4.4%	-11.1%	-2.6%	-5.1%	0.3%	-5.1%	10.4%	-28.7%	-0.5	-0.6
B**	-1.5%	4.3%	4.3%	-11.7%	-3.2%	-5.7%	-0.3%	-5.7%	10.4%	-30.8%	-0.5	-0.7
Legacy 1***	-1.4%	4.3%	4.3%	-9.2%	-0.6%	-3.1%	N/A	-3.1%	10.3%	-23.7%	-0.3	-0.4
Legacy 2***	-1.4%	4.3%	4.3%	-9.4%	-0.8%	-3.3%	N/A	-3.3%	10.3%	-24.4%	-0.3	-0.4
Global 1***	-1.4%	4.4%	4.4%	-9.2%	-0.2%	-2.7%	N/A	-2.7%	10.1%	-21.9%	-0.2	-0.4
Global 2***	-1.4%	4.4%	4.4%	-9.4%	-0.4%	-2.9%	N/A	-2.9%	10.1%	-22.4%	-0.2	-0.4
Global 3***	-1.5%	4.3%	4.3%	-10.9%	-2.0%	-4.5%	N/A	-4.5%	10.2%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	1.4%	-6.6%	-6.6%	-2.4%	10.7%	10.5%	6.3%	10.5%	12.2%	-16.3%	0.9	1.4
Barclays Capital U.S. Long Gov Index****	-0.1%	3.6%	3.6%	-5.5%	5.0%	8.9%	7.1%	8.9%	11.4%	-15.5%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					32%
Energy	15%	Short	Brent Crude Oil	4.5%	Short	16%	Short	Brent Crude Oil	4.6%	Short
			Crude Oil	4.1%	Short			Crude Oil	4.2%	Short
Grains/Foods	8%	Short	Corn	1.4%	Short	8%	Short	Corn	1.4%	Short
			Soybean Meal	1.2%	Short			Soybean Meal	1.2%	Short
Metals	8%	Short	Gold	1.8%	Short	8%	Short	Gold	1.8%	Short
			Copper	1.4%	Short			Copper	1.4%	Short
FINANCIALS	69%					68%
Currencies	28%	Long $	Euro	5.2%	Short	28%	Long $	Euro	5.3%	Short
			British Pound	3.8%	Short			British Pound	3.8%	Short
Equities	15%	Short	Russell 2000	2.3%	Short	14%	Short	Russell 2000	2.2%	Short
			Hang Seng Index	1.3%	Short			Hang Seng Index	1.4%	Short
Fixed Income	26%	Long	Bunds	4.0%	Long	26%	Long	Bunds	4.0%	Long
			U.S. 10-Year Treasury Notes	2.9%	Long			U.S. 10-Year Treasury Notes	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose over 9% following reports of a decline in the number of active U.S. rigs and news production from OPEC had fallen.  Hopes that fresh stimulus from central banks in Europe and Japan will boost global economic growth also buoyed prices.  Natural gas and heating oil prices rose due to cold weather forecasts and a larger-than-expected fall in inventories.

Grains/Foods
Corn prices rose on news of reduced production from India and South Africa and an improved outlook for economic growth and consumer demand.  Sugar prices increased on news of a supply deficit.  Coffee prices rose because of expectations demand will begin to exceed supplies as a result of potential production losses spurred by threatening weather.  Cocoa prices finished lower due to early week selloffs caused by uncertainty over economic growth.

Metals
Precious metals markets finished higher as investors do not expect any surprises from the Federal Reserve’s upcoming monetary policy meeting.  Base metals markets also rose on hints that the European Central Bank may bolster stimulus in March, easing concerns over global growth.

Currencies
The Australian dollar strengthened, buoyed by the prospect of more monetary stimulus in Europe.  The euro weakened on the prospect of further European Central Bank action.  The Canadian dollar strengthened on higher oil prices and the decision by the Bank of Canada to keep its interest rates steady.  The Japanese yen weakened amid speculation the Bank of Japan will be applying more monetary stimulus.

Equities
U.S. and European equity markets finished higher after a rally in oil prices and dovish comments from the European Central Bank fueled investor risk appetite.  Asian equity markets fell as a result of uncertainty regarding economic growth in China.

Fixed Income
U.S. and U.K. debt markets finished slightly lower after rallies in the equity and energy markets decreased demand for safe-haven assets.   German Bund prices rose after Mario Draghi signaled the European Central Bank might authorize additional monetary easing measures at its March meeting.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.